EXHIBIT 10.1

MONACO COACH CORPORATION

1993 STOCK PLAN

(formerly known as the 1993 Incentive Stock Option Plan)

(as amended and restated through May 17, 2006)

1.             Purposes of the Plan. The purposes of this Plan are:

•              to attract and retain the best available personnel for positions of substantial responsibility,

•              to provide additional incentive to Employees, Directors and Consultants, and

•              to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and other stock awards as the Administrator may determine.

2.             Definitions. As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)           “Annual Retainer” means the amount which an Outside Director will be entitled to receive for serving as a Director during a Fiscal Year, but will not include reimbursement for expenses or fees with respect to any other services provided to the Company.

(d)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and other stock awards as the Administrator may determine.

(f)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement and Restricted Stock Unit Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(g)           “Board” means the Board of Directors of the Company.

(h)           “Change in Control” means the occurrence of any of the following events:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)           The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)          A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)          The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)            “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(k)           “Common Stock” means the common stock of the Company.

(l)            “Company” means Monaco Coach Corporation, a Delaware corporation.

(m)          “Consultant” means any natural person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n)           “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)           “Director” means a member of the Board.

(p)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)           “Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. The Dividend Equivalent for each Share subject to an Award shall only be paid to a Participant on the vesting date for such Share.

(r)            “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Affiliates, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u)           “Fiscal Year” means the fiscal year of the Company.

(v)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)          “Inside Director” means a Director who is an Employee.

(x)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)           “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(z)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)         “Option” means a stock option granted pursuant to the Plan.

(bb)         “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(cc)         “Optionee” means the holder of an outstanding Option or Restricted Stock Unit granted under the Plan.

(dd)         “Outside Director” means a Director who is not an Employee.

(ee)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)           “Participant” means the holder of an outstanding Award, including an Optionee.

(gg)         “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(hh)         “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ii)           “Performance Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(jj)           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(kk)         “Plan” means this 1993 Incentive Stock Option Plan.

(ll)           “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(mm)       “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn)         “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to an award of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(oo)         “Retirement” means a Service Provider who retires from the Company on or after age sixty-two (62) and such Service Provider has at least five (5) years of service with the Company at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Service Provider retires so long as such determination is not less favorable than provided for in the foregoing definition.

(pp)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(qq)         “Section 16(b)” means Section 16(b) of the Exchange Act.

(rr)           “Service Provider” means an Employee, Director or Consultant.

(ss)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(tt)           “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(uu)         “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan.

(a)           Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,457,813 Shares plus any Shares which have been reserved under the Company’s 1993 Director Plan, but that, as of the date of stockholder approval of this Plan, have not been issued pursuant to any awards granted thereunder and are not subject to any outstanding awards granted thereunder. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.             Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)          Discretionary Grants to Outside Directors. Discretionary grants made to Outside Directors shall be administered by a Committee comprised of “independent directors” as such term is defined by the rules of the New York Stock Exchange.

(v)           Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)        to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and Stock Purchase Rights longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders;

(ix)           to determine whether Dividend Equivalents will be granted in connection with an Award;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)           to grant in addition to the incentives described in Sections 6, 7, 8, 9 and 10 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and

(xii)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and such stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.             Options.

(a)           Limitations.

(i)            Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(ii)           The following limitations shall apply to grants of Options:

(1)           No Service Provider shall be granted, in any Fiscal Year of the Company, Options to purchase more than 750,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted Options to purchase an aggregate of up to an additional 1,000,000 Shares.

(2)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(3)           If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled

Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b)           Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)            Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1)           In the case of an Incentive Stock Option

a)             granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b)            granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(3)           Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii)          Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of (without limitation):

(1)           cash;

(2)           check;

(3)           other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and have not been subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5)           a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6)           any combination of the foregoing methods of payment; or

(7)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)           Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)   Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability, or Retirement the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii)          Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Option granted hereunder to such Participant shall become vested and exercisable for the full number of Shares covered by the Option. The Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv)          Death of Participant. If a Participant dies while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Participant at the time of death may be exercised at any time within twelve (12) months following the date of death of Participant by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Award Agreement. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(v)           Retirement of Participant. In the event of a Participant’s Retirement while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Participant at the time of Retirement may be exercised at any time within twelve (12) months following the date of Retirement; provided, however, that (i) this Section 6(d)(v) shall not apply to grants made on or before May 16, 2002, and (ii) this Section 6(d)(v) shall apply to grants made on or after May 17, 2002. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7.             Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Vesting Requirements. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.

(f)            Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)            Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.             Restricted Stock Units.

(a)           Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(c)           Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate.

(d)           Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant ; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(e)           Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(f)            Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(g)           Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(h)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.             Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 750,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)           Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. In the case of a freestanding Stock Appreciation Right, the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a tandem or affiliated Stock Appreciation Rights will equal the exercise price of the related Option. In addition, the Administrator, in its sole discretion, may reduce or waive any restrictions relating to a Stock Appreciation Right following its date of grant.

(d)           Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)            Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)   The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, no Participant will receive more than 200,000 Performance Units or Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Units or Performance Shares.

(b)           Value of Performance Units/Shares. Each Performance Unit and each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), Performance Shares/Units will not vest more rapidly than one-third (1/3rd) of the total number of Performance Shares/Units subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Shares/Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d)           Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e)           Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)            Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.           Other Stock Awards. In addition to the incentives described in Sections 6, 7, 8, 9 and 10 above, the Administrator may grant other incentives payable in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

12.           Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; net income; operating cash flow; operating income; return on assets; return on equity; return on net assets; return on sales; revenue and total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals for a Participant will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Participant for any significant or extraordinary events affecting the Company. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

13.           Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant is an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. For purposes of this Section 13, “immediate family” means the Participant’s spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee’s household (other than as a tenant or employee).

14.           Election to Receive Annual Retainer in Restricted Stock/Restricted Stock Units.

(a)           Compensation Alternatives. Each Outside Director who, in any Fiscal Year of the Company, delivers to the Company written notice of an irrevocable election concerning the Annual Retainer to be earned in the next Fiscal Year of the Company, will be entitled to select one of the following alternative means of payment for the value of his or her Annual Retainer in the next Fiscal Year of the Company:

(i)    An amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of ten percent (10%) of the Annual Retainer) in the form of Common Stock (a “Common Stock Payment”) and the balance in cash (a “Cash Payment”); or

(ii)   An amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of ten percent (10%) of the Annual Retainer) in the form of Restricted Stock/Restricted Stock Units (a “Retainer Grant”) and the balance in a Cash Payment.

(iii)  If any Outside Director fails to notify the Secretary of the Company in writing prior to the beginning of the next Fiscal Year of the Company of his or her desired means to receive payment of the Annual Retainer for the next Fiscal Year, then he or she will be deemed to have elected the entire value of the Annual Retainer in cash.

(b)           Common Stock Payment.

(i)    The Shares constituting any Common Stock Payment will be issued automatically on the first business day following the last day of each fiscal quarter for the applicable year (a “Common Stock Grant Date”). Each Award of a Common Stock Payment will be evidenced by an agreement which will reflect the terms and conditions of the Common Stock Payment and such additional terms and conditions as may be determined by the Administrator.

(ii)   The total number of Shares included in each Common Stock Payment will be determined by dividing (A) the amount of the quarterly installment of the Annual Retainer that is to be paid in stock by (B) the Fair Market Value of one Share on the applicable Common Stock Grant Date.

(iii)  Any payment for a fractional Share automatically will be paid in cash based upon the Fair Market Value on the Common Stock Grant Date of such fractional Share.

(c)           Retainer Grant.

(i)    The Retainer Grant will be granted automatically on the first business day of the applicable Fiscal Year in which an Outside Director has elected to receive a Retainer Grant (the “Restricted Stock/Restricted Stock Unit Grant Date”).

(ii)   The number of Shares to be subject to any Retainer Grant granted will be equal to that portion of the Annual Retainer that the Outside Director elected to receive in the form of Restricted Stock/Restricted Stock Units divided by the Restricted Stock/Restricted Stock Unit value on the Restricted Stock/Restricted Stock Unit Grant Date.

(d)           Awards of Restricted Stock/Restricted Stock Units granted pursuant to this Section 14, will not be subject to the vesting provisions set forth in Sections 7(e), 8(d) and 10(c).

15.           Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a)           Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option shall lapse, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award (including any related Dividend Equivalent) shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at maximum performance levels and under the terms of the Award all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of time from the date of such notice as determined by the Administrator, and the Option or Stock Appreciation Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the fair market value of consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to the Award (or in the case of Restricted Stock Units or Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units or Performance Units by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.           Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

17.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.           Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19.           Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

20.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Notwithstanding the foregoing, the Company shall obtain stockholder approval of a Plan amendment that would (i) increase the number of securities that may be issued under the Plan, (ii) materially modify the requirements for participation in the plan other than amendment that narrows the class of persons eligible to participate in the Plan and (iii) materially increase the benefits accruing to participants in the Plan.

(c)           Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.           Term of Plan. At the Company’s annual meeting in 2002, the Company’s stockholders approved an extension of the Plan’s term until March 2012, not to extend beyond the date ten (10) years from the date the Board approved the amendment and restatement of the Plan, as approved by the Company’s stockholders at such annual meeting.

22.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25.           Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.